                                                                      EXHIBIT 21

                          TransMontaigne Oil Company
                             List of Subsidiaries

                                                             State/Country of     Ownership of
                      Name of Subsidiary                       Organization        Subsidiary     Trade Name
--------------------------------------------------------------------------------------------------------------
                                                                                                      None
Bear Paw Energy Inc.                                           Colorado              100%             None
GOIN, Inc.                                                     Colorado              100%             None
Interenergy Sheffield Processing Company (Canada) Ltd.         Canada                100%             None
K123 Corporation                                               Colorado              100%             None
Razorback Pipeline Company                                     Delaware               60%             None
Republic Natural Gas Company                                   Kansas                100%             None
TransMontaigne Canada Ltd.                                     Canada                100%             None
TransMontaigne Holding Inc.                                    Arkansas               65%             None
TransMontaigne Pipeline Inc.                                   Arkansas              100%             None
TransMontaigne Product Services Inc.                           Arkansas              100%             None
TransMontaigne Terminaling Inc.                                Arkansas              100%             Razorback Terminaling Co.
TransMontaigne Transportation Services Inc.                    Arkansas              100%             None